UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2023

KOPPERS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-32737	20-1878963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 227-2001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2023, Koppers Holdings Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, the election of Andrew D. Sandifer as a member of the Board of Directors (the “Board”) of the Company, effective as of March 20, 2023. At the time the Original 8-K was filed, the Board had not determined the committees of the Board on which Mr. Sandifer would serve.

This Current Report on Form 8-K/A is being filed as an amendment to the Original 8-K to report that on May 4, 2023, the Board appointed Mr. Sandifer to serve as a member of its Audit Committee, Nominating and Corporate Governance Committee and Strategy and Risk Committee, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2023

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer